UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

230 Park Avenue 3rd Floor West New York, NY 10169
(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 12, 2022, Bruce Lavine resigned from the Board of Directors of WisdomTree Investments, Inc. (the “Company”) and from the Nominating and Governance Committee of the Board. Mr. Lavine’s resignation was not due to any disagreements with the Company’s management or the Board of Directors relating to the Company’s operations, policies or practices. The Company accelerated the vesting of an aggregate of 8,990 shares of the Company’s restricted stock held by Mr. Lavine, which were originally scheduled to vest as to 15,625 shares on June 17, 2022.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: January 12, 2022	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary

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